UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On April 28, 2026, Rush Enterprises, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its first quarter ended March 31, 2026 (the “Earnings Press Release”). A copy of the Earnings Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

The Earnings Press Release also announced that the Company’s Board of Directors declared a quarterly cash dividend of $0.19 per share of Class A and Class B common stock, to be paid on June 10, 2026, to all shareholders of record as of May 12, 2026.

The information in this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished under Item 2.02 and Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

99.1	Rush Enterprises, Inc. press release dated April 28, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: April 28, 2026	By:	/s/ Steven L. Keller
Chief Financial Officer and Treasurer